UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

ZONE FRONTIER INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, David Enholm notified the Board of Directors (the “Board”) of Zone Frontier Inc. f/k/a CleanCore Solutions, Inc. (the “Company”) of his resignation as Chief Financial Officer, effective September 11, 2026, in connection with his retirement. Mr. Enholm’s resignation was not the result of any disagreement between Mr. Enholm and the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026	ZONE FRONTIER INC.

/s/ Tyler Hassen
	Name:	Tyler Hassen
	Title:	Chief Executive Officer

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